EXHIBIT 99.3

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

The undersigned hereby certify that the Quarterly Report on Form 10-Q of USANA Health Sciences, Inc. for the quarterly period ended September 28, 2002 as filed November 8, 2002 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of USANA Health Sciences, Inc.

Date: November 8, 2002	/s/ Myron W. Wentz
Myron W. Wentz, PhD
Chairman and Chief Executive Officer (Principal Executive Officer)

Date: November 8, 2002	/s/ Gilbert A. Fuller
Gilbert A. Fuller
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)